                                                                   EXHIBIT 23(b)



                             Consent of Independent
                          Certified Public Accountants




We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Sensormatic Electronics Corporation for the registration of 450,000 shares of its common stock and to the incorporation by reference therein of our report dated August 8, 1994, with respect to the consolidated financial statements and schedules of Sensormatic Electronics Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1994, filed with the Securities and Exchange Commission.




                                                  /s/ ERNST & YOUNG LLP



West Palm Beach, Florida

January 27, 1995